SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (“Contract”) is made among GUIDESTONE FUNDS, a Delaware business trust (“Trust”), and GUIDESTONE CAPITAL MANAGEMENT, LLC (“Adviser”), a limited liability company organized under the laws of the State of Texas, and NEUBERGER BERMAN INVESTMENT ADVISERS LLC, a registered investment adviser organized under the laws of the State of Delaware (“Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (“Management Agreement”) with the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Global Bond Fund (“Fund”) is a series of the Trust; and

WHEREAS, under the Management Agreement, the Adviser has agreed to provide certain investment advisory services to the Fund; and

WHEREAS, the Adviser is authorized under the Management Agreement to delegate its investment advisory responsibilities to one or more persons or companies; and

WHEREAS, the Board of Trustees of the Trust (“Board”) and the Adviser desire that the Adviser retain the Sub-Adviser to render investment advisory services for the portion of the Fund’s assets allocated to the Sub-Adviser, as determined from time to time by the Adviser, in the manner and on the terms hereinafter set forth; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and the Fund;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust, the Adviser and the Sub-Adviser agree as follows:

1.        Appointment. The Adviser and the Trust hereby appoint and employ the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the “Fund Account”). The Adviser may from time to time make additions to and withdrawals, including but not limited to cash and cash equivalents, from the Fund Account, subject to written notification to the Sub-Adviser. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Contract or another writing by the Trust, the Adviser and the Sub-Adviser.

2.        Acceptance of Appointment. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

3.        Duties as Sub-Adviser.

(a)       Subject to the supervision and direction of the Board and of the Adviser, including all written guidelines, policies and procedures adopted by the Trust or the Adviser that are provided in writing to the Sub-Adviser, the Sub-Adviser will provide a continuous investment program with respect to the Fund Account. The Sub-Adviser will determine from time to time what investments in the Fund Account will be purchased, retained, exchanged, converted or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Fund Account. The Sub-Adviser will provide services under this Contract in accordance with the Fund’s investment objective, policies and restrictions and the description of its investment strategy and style, all as stated in the Trust’s registration statement under the 1940 Act, and any amendments or supplements thereto (“Registration Statement”) of which the Sub-Adviser has been provided in writing. The Sub-Adviser is authorized on behalf of the Fund Account to enter into and execute any documents required to effect transactions with respect to the Fund Account, provided that such transactions are in accord with the Registration Statement and with all written guidelines, policies and procedures adopted by the Trust or the Adviser that are provided in writing to the Sub-Adviser. The Adviser hereby (i) represents that the Fund is an “accredited investor” as defined in Rule 501 (a) of Regulation D under the Securities Act of 1933, as amended, (the “Securities Act”) and a “Qualified Institutional Buyer” as defined in Rule 144A(a)(1)(i) under the Securities Act, and, in connection therewith, the Adviser agrees to (A) furnish the Sub-Adviser with such financial information as it may request to confirm its status, and (B) promptly notify the Sub-Adviser if the Fund is no longer an “accredited investor” and/or a “Qualified Institutional Buyer”; and (ii) commits that such securities will not be offered or sold by the Fund except in compliance with the registration requirements of the Securities Act or an exemption therefrom. The Adviser shall provide (or cause to be provided) to the Sub-Adviser any additional information that the Sub-Adviser may reasonably request to assist it in managing the Fund Account.

(b)      In accordance with the Fund’s investment policies described in the Registration Statement, the Sub-Adviser is responsible for avoiding investment of Fund Account assets in the securities issued by any company that is publicly recognized, as determined by GuideStone Financial Resources of the Southern Baptist Convention (“GuideStone Financial Resources”), as being in the alcohol, tobacco, gambling, pornography or abortion industries, or any company whose products, services or activities are publicly recognized, as determined by GuideStone Financial Resources, as being incompatible with the moral and ethical posture of GuideStone Financial Resources. The Adviser shall provide in writing to the Sub-Adviser a list of such prohibited companies, which the Adviser in its sole discretion will amend or supplement from time to time. The Adviser will provide the Sub-Adviser with such amendments or supplements on a timely basis, and any such changes shall become effective as soon as reasonably practicable after such changes have been received by the Sub-Adviser. If the Sub-Adviser has a question about whether any proposed transaction with respect to the Fund Account would be in compliance with such investment policies, it may consult with the Adviser during normal business hours, and the Adviser will provide instructions upon which the Sub-Adviser may rely in purchasing and selling securities for the Fund Account.

(c)      The Sub-Adviser agrees that in placing orders with brokers, it will in accordance with its responsibility to seek to obtain best execution, considering all of the circumstances, including, among others, price, dealer spreads or commissions, settlement and clearance capabilities, willingness to commit capital as a principal, size and difficulty of the transaction, research and other services provided by such broker-dealers, and shall maintain records adequate to demonstrate compliance with this requirement; provided that, on behalf of the Fund, and in compliance with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may, in its discretion, use brokers (including brokers that may be affiliates of the Sub-Adviser to the extent permitted by Section 3(d) hereof) who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser’s determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. The Sub-Adviser agrees to provide the Adviser with reports or other information regarding brokerage and benefits received therefrom, upon the Adviser’s reasonable request. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, any other investment sub-adviser that serves as sub-adviser to one or more series of the Trust, or any affiliated person thereof, except in accordance with the 1940 Act, the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund, or in accordance with an order of exemption received from the United States Securities and Exchange Commission (“SEC”). Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund Account and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner the Sub-Adviser believes to be equitable over time and consistent with its fiduciary obligations to each account.

(d)      Except as permitted by law or an exemptive order or rule of the SEC, and the Trust’s policies and procedures adopted thereunder, the Sub-Adviser agrees that it will not execute without the prior written approval of the Adviser any portfolio transactions for the Fund Account with a broker or dealer which is (i) an affiliated person of the Trust, the Adviser or any sub-adviser for any series of the Trust; (ii) a principal underwriter of the Trust’s shares; or (iii) an affiliated person of such an affiliated person or principal underwriter. The Adviser agrees that it will provide the Sub-Adviser with a written list of such brokers and dealers and will, from time to time, update such list as necessary. The Sub-Adviser agrees that it will provide the Adviser with a written list of brokers and dealers that are affiliates of the Sub-Adviser and will, from time to time, update such list as necessary.

(e)      In furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser to the Fund, any other series of the Trust, or any other investment company under common control with the Trust concerning transactions of the Fund in securities or other assets. This will not be deemed to prohibit: (i) the Sub-Adviser from consulting with any of its affiliates or its or their affiliated persons concerning transactions in securities or other assets; (ii) the Sub-Adviser from consulting with any of the other covered sub-advisers concerning compliance with paragraphs (a) and (b) of Rule 12d3-1; and (iii) the Sub-Adviser from consulting with a successor sub-adviser of the Fund in order to effect an orderly transition of sub-advisory duties so long as such consultations do not concern transactions prohibited by Section 17(a) of the 1940 Act. The Adviser agrees to provide the Sub-Adviser with any update to the Fund’s registration statement, including any supplement, amendment or other update thereof.

(f)      The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to actions by the Sub-Adviser on behalf of the Fund, and will furnish the Board, the Adviser or the Fund’s administrator (“Administrator”) with such periodic and special reports as any of them may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust a complete set of any records that it maintains for the Fund upon request by the Trust, except as necessary for the Sub-Adviser to comply with applicable law and regulation, audits, and its internal policies and procedures.

(g)      All transactions will be consummated by payment to or delivery by the custodian designated by the Trust (the “Custodian”), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund Account, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust, to the Adviser and any other designated agent of the Fund, including the Administrator, all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner set forth in Rule 31a-1 under the 1940 Act. For purposes of the foregoing sentence, communication via electronic means will be acceptable as agreed to in writing from time to time by the Adviser. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

(h)      The Sub-Adviser agrees to provide, at such times as shall be reasonably requested by the Board or the Adviser, the analysis and reports specified on Schedule A attached hereto, including without limitation monthly reports setting forth the investment performance of the Fund Account. The Sub-Adviser also agrees to make available to the Board and Adviser any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(i)      In accordance with procedures adopted by the Board, as amended from time to time, upon reasonable request from the Adviser or the Administrator, the Sub-Adviser will assist the Administrator and/or the Fund in determining the fair valuation of all portfolio securities held in the Fund Account and will use its reasonable efforts to arrange for the provision of valuation information or a price(s) for each portfolio security held in the Fund Account for which the Administrator does not obtain prices in the ordinary course of business from an automated pricing service or other independent pricing service.

(j)      The Sub-Adviser is permitted to use persons employed by an “affiliated person” (as defined in the 1940 Act) of the Sub-Adviser, each of whom shall be treated as an “associated person” of the Sub-Adviser (as defined in the Advisers Act to provide, or assist in providing, discretionary investment advisory services under the Contract to the extent not prohibited by, or inconsistent with, applicable law, including the requirements of the 1940 Act, the rules thereunder, and relevant positions of the SEC and its staff. In addition, Sub-Adviser is permitted to use affiliates and employees of such affiliates, to provide non-discretionary investment advisory services. The Sub-Adviser will be responsible under the Contract for any action taken by such person on behalf of the Fund to the same extent as if the Sub-Adviser had taken such action directly. All fees and/or other compensation payable to a participating affiliate shall be the sole responsibility of the Sub-Adviser and neither the Fund nor the Adviser shall have any obligation to pay any fee or compensation to such participating affiliate. To the extent the Sub-Adviser utilizes the services of a participating affiliate under this Section 3(j), it will provide the Adviser and the Fund with 30 days’ written notice, which will include the identity of the participating affiliate and such other information reasonably requested by the Adviser or the Fund.

(k)      The Sub-Adviser may give a copy of this Agreement to any broker-dealer or other party to a transaction for the Fund Account, or the Fund’s custodian, as evidence of the Sub-Adviser’s authority to act for the Fund Account.

4.        Further Duties. In all matters relating to the performance of this Contract, the Sub-Adviser will act in conformity with the provisions of the Trust’s Trust Instrument, By-Laws and Registration Statement of which it has received written notice, with all written guidelines, policies and procedures adopted by the Trust as applicable to the Fund Account that are provided to the Sub-Adviser in writing, and with the written instructions and written directions of the Board and the Adviser; and will comply with the requirements of the 1940 Act and Advisers Act and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund. The Adviser agrees to provide to the Sub-Adviser copies of the Trust’s Trust Instrument, By-Laws, Registration Statement, written guidelines, policies and procedures adopted by the Trust as applicable to the Fund Account, written instructions and directions of the Board and the Adviser, and any amendments or supplements to any of these materials as soon as practicable after such materials become available. The Adviser acknowledges that the Sub-Adviser will not be bound by the provisions of any such documents, amendments or supplements until such time as it has received a copy.

5.        Proxies; Corporate Actions; Litigation Matters.

(a)      Unless the Adviser gives written instructions to the contrary, provided the Custodian has timely forwarded the relevant proxy materials, the Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested from time to time. The Sub-Adviser further represents that it has adopted written proxy voting procedures that comply with the requirements of the 1940 Act and the Advisers Act (“Proxy Voting Policy”) and that proxies will be voted in accordance with the Proxy Voting Policy. The Adviser shall instruct the Custodian to forward or cause to be forwarded to the Sub-Adviser (or its designated agent) all relevant proxy solicitation materials. The Sub-Adviser may, at its discretion, elect to use one or more third parties, including proxy voting services, in fulfilling its obligations hereunder.

(b)      The parties acknowledge that the Sub-Adviser shall not have any obligation to initiate or otherwise act on behalf of the Fund with respect to class-action proceedings; however, notwithstanding the foregoing, upon reasonable request of the Adviser, the Sub-Adviser will provide relevant information and/or documentation relating to such class-action proceedings.

(c)      The Sub-Adviser agrees that upon the request of the Adviser or the Fund, it shall provide reasonable assistance to the Adviser or the Fund in the exercise of the rights incident to the investments held by the Fund in the context of a litigation, bankruptcy or other reorganization but will not have any obligation to act on behalf of the Fund.

6.      Expenses. During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract other than the cost of securities

(including brokerage commissions, transactional fees and taxes, if any) purchased or sold for the Fund. The Fund shall be responsible for its expenses.

7.        Compensation. The compensation of the Sub-Adviser for its services under this Contract shall be calculated daily and paid monthly by the Trust, and not the Adviser, in accordance with the attached Schedule B. The Sub-Adviser shall not be responsible for any expenses incurred by the Fund or the Trust. If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs. The Adviser shall be responsible for computing the fee based upon a percentage of the average daily net asset value of the assets of the Fund Account.

8.        Limitation of Liability.

(a)      The Sub-Adviser shall not be liable for any loss due solely to a mistake of investment judgment, but shall be liable for any loss which is incurred by reason of an act or omission of its employee, partner, director or affiliate, if such act or omission involves willful misfeasance, bad faith or gross negligence, or breach of its duties or obligations hereunder, whether express or implied. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

(b)      In no event will the Sub-Adviser have any responsibility for any other fund of the Trust, for any portion of the Fund not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or the Fund. In particular, in the event the Sub-Adviser shall manage only a segment of the Fund, the Sub-Adviser shall have no responsibility for the Fund being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole for the Fund’s failing to qualify as a regulated investment company under the Internal Revenue Code, as amended (the “Code”), if the securities and other holdings of the Fund Account are such that the Fund Account would not be in violation or fail to so qualify if the Fund Account were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to Sub-Adviser’s failure to comply with written guidelines adopted by the Board or the Adviser and provided in writing to the Sub-Adviser.

9.        Indemnification.

(a)      The Adviser shall indemnify the Sub-Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Sub-Adviser by reason of or arising out of any act or omission by the Adviser under this Contract, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the gross negligence, willful misfeasance or bad faith of the Sub-Adviser or the Sub-Adviser’s breach of fiduciary duty to the Adviser.

(b)      The Trust shall indemnify the Sub-Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Sub-Adviser by reason of or arising out of any act or omission by the Trust under this Contract, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the gross negligence, willful misfeasance or bad faith of the Sub-Adviser or the Sub-Adviser’s breach of fiduciary duty to the Trust.

(c)      The Sub-Adviser shall indemnify the Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Adviser by reason of or arising out of any act or omission by the Sub-Adviser under this Contract if such act or omission involves the gross negligence, willful misfeasance, bad faith or breach of fiduciary duty of the Sub-Adviser, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the gross negligence, willful misfeasance or bad faith of the Adviser or the Trust or the Adviser’s or Trust’s breach of fiduciary duty to the Sub-Adviser.

(d)      The Sub-Adviser shall indemnify the Trust or any of its trustees, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Trust by reason of or arising out of any act or omission by the Sub-Adviser under this Contract if such act or omission involves the gross negligence, willful misfeasance, bad faith or breach of fiduciary duty of the Sub-Adviser, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the gross negligence, willful misfeasance or bad faith of the Trust or the Adviser or the Trust’s or Adviser’s breach of fiduciary duty to the Sub-Adviser.

10.      Representations, Warranties and Agreements of the Trust. The Trust represents, warrants and agrees that:

(a)      The Adviser and the Sub-Adviser each has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund Account as contemplated hereby.

(b)      The Trust will cause the Adviser to deliver to the Sub-Adviser a true and complete copy of the Fund’s Registration Statement as effective from time to time, and such other documents or instruments governing the investment of the Fund Account and such other information as reasonably requested by the Sub-Adviser, as is necessary for the Sub-Adviser to carry out its obligations under this Contract.

11.      Representations of the Adviser. The Adviser represents, warrants and agrees that:

(a)      The Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to the Fund Account as contemplated hereby.

(b)      The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

12.      Representations of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a)      The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify the Trust and Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also immediately notify the Trust and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, or any threat thereof, before or by any court, public board or body, directly involving the affairs of the Fund.

(b)      The Sub-Adviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees, officers, and agents (“Compliance Procedures”) and, the Adviser and the Trust have been provided a copy of a summary of the Compliance Procedures and any amendments thereto.

(c)      The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption and a certification that the Sub-Adviser has adopted procedures reasonably designed to prevent violations of such code of ethics. Within thirty (30) days following the end of the last calendar quarter of each year that this Contract is in effect, the Sub-Adviser shall furnish to the Trust and the Adviser (a) a written report that describes any issues arising under the code of ethics or procedures during the relevant period, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (b) a written certification that the Sub-Adviser has adopted procedures reasonably designed to prevent violations of the code of ethics. In addition, the Sub-Adviser shall (i) promptly report to the Board in writing any material amendments to its code of ethics; (ii) promptly furnish to the Board all information regarding any material violation of the code of ethics by any person who would be considered an Access Person of the Trust under Rule 17j-1 under the 1940 Act, e.g., portfolio managers of the Fund Account, if such person were not subject to the Sub-Adviser’s code of ethics; and (iii) provide quarterly reports to the Adviser on any material violations of the Sub-Adviser’s code of ethics during the period so indicated. Upon the reasonable written request of the Adviser, with respect to violations of the Sub-Adviser’s code of ethics affecting the Fund or Fund Account, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports (or summaries of the reports) required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser’s code of ethics.

(d)      The Sub-Adviser has provided the Trust and the Adviser with a copy of its Form ADV, which as of the date of this Contract is its Form ADV as most recently filed with the SEC and promptly will furnish a copy of any material amendments to the Trust and the Adviser at least annually. Such amendments shall reflect significant developments, if any, affecting the Sub-Adviser, as required by the Advisers Act.

(e)      The Sub-Adviser will notify the Trust and the Adviser of any change of control of the Sub-Adviser, including any change of its general partners, controlling persons or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund Account or senior management of the Sub-Adviser, in each case prior to such change if the Sub-Adviser is aware of such change but in any event not later than promptly after such change. The Sub-Adviser agrees to bear all reasonable expenses of the Trust and Adviser, if any, arising out of such change.

(f)      The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage equal to not less than $5,000,000.

(g)      The Sub-Adviser will not, in violation of applicable law or regulation, use any material, non-public information concerning portfolio companies that may be in or come into its possession or the possession of any of its affiliates or employees in providing investment advice or investment management services to the Fund.

(h)      The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser. However, the Sub-Adviser may use the performance of the Fund Account in its composite performance.

13.      Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others, except as prohibited by applicable law or agreed upon in writing among the Sub-Adviser, the Trust and the Adviser. It is understood and agreed that the Sub-Adviser and affiliates of the Sub-Adviser render investment management and related services to others who may or may not have investment policies, objectives and investments similar to those of the Fund Account, and that they may continue to give advice and take actions on behalf of such clients which may differ from advice given to, or the timing or nature of action taken with respect to the Fund Account, provided that the policy and practice of the Sub-Adviser is not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities and that, to the extent practical, such opportunities are allocated among clients over a period of time on a fair and equitable basis.

14.      Confidentiality. Subject to the duty of the parties to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non-public information pertaining to the Fund Account and the actions of the Sub-Adviser, the Adviser and the Trust in respect thereof. Neither the Adviser nor the Trust shall disclose information of a confidential nature regarding the Sub-Adviser acquired in consequence of this Contract except for information required to be provided to service providers to the Fund or if expressly required by law, court order or other regulatory authority or requested by federal, state or other regulatory or governmental authorities or auditors. Notwithstanding the foregoing, the Sub-Adviser may disclose information (i) to affiliates and legal counsel of the Sub-Adviser; (ii) to the Fund’s Custodian and Administrator with respect to the Trust, the Fund and the Fund Account; (iii) to

brokers and dealers that are counterparties with respect to transactions effected by the Sub-Adviser for the Fund Account; (iv) to futures commission merchants and swap dealers executing or clearing transactions in connection with the Fund Account; and (v) to third party service providers subject to confidentiality agreements or similar obligations of confidentiality. Confidential information of a party to this Contract that (a) was or becomes generally available to the public, other than as a result of disclosure by the other party; (b) was or becomes available to the other party on a non-confidential basis from a source other than the party, which source is not known to be bound by any obligations of confidentiality; or (c) is independently developed by the other party without reference to or reliance on information or advice furnished pursuant to this Contract, will not be considered confidential for purposes of this Contract.

The Sub-Adviser has entered into an agreement with State Street Bank and Trust Company (“State Street”) to provide certain operational and administrative services (including without limitation, back-office) and compliance monitoring services to the Sub-Adviser with respect to its registered investment company clients whose portfolios may include certain types of instruments, including derivatives. In order to utilize this service, the Sub-Adviser will provide holdings, transaction data and other information to State Street on a daily basis. The Adviser hereby consents to the Sub-Adviser providing such information relating to the Trust, the Fund and the Fund Account to State Street.

15.      Authorized Representatives of the Adviser. The Sub-Adviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Adviser by any one or more of those persons designated as representatives of the Adviser whose names, titles and specimen signatures appear in Schedule C attached hereto. The Adviser may amend such Schedule C from time to time by written notice to the Sub-Adviser. The Sub-Adviser shall continue to rely upon these instructions until notified by the Adviser to the contrary.

16.      Duration and Termination.

(a)      Unless sooner terminated as provided herein, this Contract shall continue in effect for a period of two years subsequent to its initial approval, and thereafter, if not terminated, shall continue automatically from year to year, provided that such continuance is specifically approved annually in accordance with the 1940 Act: (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund, unless any requirement for a vote of the outstanding voting securities of the Fund is rendered inapplicable by an order of exemption from the SEC.

(b)      Notwithstanding the foregoing, this Contract may be terminated by any party hereto at any time, without the payment of any penalty, immediately upon written notice to the other party, but any such termination shall not affect the status, obligations, or liabilities of any party hereto to the other arising prior to termination. This Contract will terminate automatically in the event of its assignment or upon termination of the Management Agreement as it relates to the Fund.

17.      Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Contract shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, and (ii) by the vote of a majority of the outstanding voting securities of the Fund (unless the Trust receives an SEC order or no-action letter permitting it to modify the Contract without such vote or a regulation exists under the 1940 Act that permits such action without such vote).

18.      Limitation of Trustee and Shareholder Liability. The Adviser and Sub-Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agree that obligations assumed by the Trust pursuant to this Contract shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series of the Trust, the obligations hereunder of the Trust shall be limited to the respective assets of the Fund. The Adviser and Sub-Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust or the Fund, nor any officer, director or trustee of the Trust, neither as a group nor individually.

19.      Governing Law. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

20.      Commodity Matters.

(a)      The Adviser represents and warrants to the Sub-Adviser that (i) each of the Trust and the Fund is an investment company, registered as such under the 1940 Act, (ii) (A) the Adviser is excluded from the definition of commodity pool operator (“CPO”) pursuant to Commodity Futures Trading Commission (the “CFTC”) Regulation 4.5 with respect to the Fund, and (B) the Adviser, on behalf of the Fund, has filed the notice required by CFTC Regulation 4.5(c) and shall reaffirm such notice annually as required, and (iii) the Adviser is exempt from registration as a commodity trading advisor (“CTA”) under either CFTC Regulation 4.6 or CFTC Regulation 4.14(a)(8) with respect to the Fund, and, if applicable, the Adviser has filed the notice required by CFTC Regulation 4.14(a)(8) and shall reaffirm such notice annually as required.

(b)      The Sub-Adviser is a CTA with respect to the Fund and, although the Sub-Adviser is registered as a CTA with the CFTC and is a member of the National Futures Association (“NFA”), the Sub-Adviser is relying on the exemption in CFTC Regulation 4.14(a)(8) with respect to its commodity interest trading advice to the Fund, the Sub-Adviser has filed the notice required under CFTC Regulation 4.14(a)(8) and the Sub-Adviser will refile such notice annually as required.

(c)      Each of the Adviser and the Sub-Adviser agree that to the extent that the Commodity Exchange Act, as amended (the “CEA”), and then-current CFTC regulations require (A) registration by such party as a CPO or CTA and/or membership with the NFA with respect to the Fund, (B) specific disclosure, as applicable to the investors in the Fund, or (C) filing of reports and other documents with respect to the Fund, it shall promptly and fully comply, or take reasonable steps to cause the Fund to comply, with all such requirements.

(d)      Each of the Adviser and the Sub-Adviser hereby represents, warrants and agrees that it will comply with all requirements of the CEA, then-current CFTC regulations and NFA bylaws, rules and regulations that apply to it with respect to the Fund.

(e)      The Sub-Adviser shall provide reasonable cooperation to the Adviser and the Adviser shall provide reasonable cooperation to the Sub-Adviser in fulfilling, or causing to be fulfilled, any disclosure or reporting requirements applicable to such party and/or the Fund under the CEA, and/or then-current CFTC regulations.

(f)      The Sub-Adviser may delegate certain advisory responsibilities to its affiliates, and such affiliates are entitled to full reliance upon any representations, warranties, certifications and/or consents provided to the Sub-Adviser by the Adviser with respect to the Fund. Certain of these affiliates may be registered as CTAs. Despite such registration, one or more of these affiliates may rely upon the exemption in CFTC Regulation 4.14(a)(8) with respect to its commodity interest trading advice to the Fund.

(g)      The Adviser and the Sub-Adviser each agrees to notify the other party promptly in writing if any of the representations and warranties in this Section 21 ceases to be accurate in any respect.

21.      Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract and the Schedule(s) attached hereto embody the entire agreement and understanding among the parties. This Contract may be signed in counterpart.

22.      Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser, Adviser or the Trust upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail – return receipt requested or by facsimile machine, electronic mail or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Adviser will be sent to the attention of Melanie Childers, email: Melanie.Childers@GuideStone.org. All notices provided to the Sub-Adviser will be sent to the attention of Sub-Adviser’s Sub-Advised Department, email: nbiasubadviser@nb.com.

In accordance with the foregoing, the Adviser hereby consents to receive the Sub-Adviser’s Form ADV Part 2 and other communications via email to the Adviser’s email address set out above. Although the Sub-Adviser does not impose any additional charges for electronic delivery, the Adviser may incur costs associated with its electronic access, such as usage charges from its internet access providers. The Adviser may revoke its election to receive such communications via e-mail at any time by written notice to the Sub-Adviser requesting that the Sub-Adviser send communications via facsimile or hard copy via the postal service to the address set out on the following page or as notified to the Sub-Adviser by the Adviser from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of ________________.1

GUIDESTONE FUNDS –
GLOBAL BOND FUND
5005 Lyndon B. Johnson Freeway
Suite 2200
Dallas, Texas 75244
Attest
By:		By:
Name:	Melanie Childers	Name: John R. Jones
Title:	Vice President – Fund Operations	Title: President

GUIDESTONE CAPITAL MANAGEMENT, LLC
5005 Lyndon B. Johnson Freeway
Suite 2200
Dallas, Texas 75244
Attest
By:		By:
Name:	Matt L. Peden	Name: David S. Spika
Title:	Vice President and	Title: President
Chief Investment Officer

NEUBERGER BERMAN INVESTMENT
ADVISERS LLC
1290 Avenue of the Americas
New York, New York 10104
Attest
By:		By:

Name:		Name:

Title:		Title:

1 Original Agreement dated ________